UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 2, 2007

(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers

On January 31, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Alaska Air Group, Inc. (the “Company”) took a number of actions.

First, the Committee confirmed that the Company’s overall compensation philosophy is to pay its non-executive employees base pay at market levels with the opportunity to earn above-market pay through incentive compensation. With respect to the Chief Executive Officer (CEO) position, the Committee confirmed that total direct compensation should be substantially below market. With respect to other senior executives, the Committee confirmed that base pay should be substantially below market, but that they will have an opportunity, through short-term and long-term incentive plans, to get to market for total direct compensation if the Company performs well. Thus, the most senior executives at the Company will have the highest proportion of their total direct compensation “at risk.” The Committee believes this structure best aligns the interests of executives, employees, shareholders and customers.

Second, consistent with that philosophy, the Committee decided that Chairman and CEO Bill Ayer, and the Company’s other Named Executive Officers, Alaska Air Group Executive Vice President/Finance and Chief Financial Officer Brad Tilden, Alaska Airlines, Inc. (“Alaska”) Executive Vice President/Marketing & Planning Gregg Saretsky, Alaska Executive Vice President/Operations Kevin Finan, and CEO and President of Horizon Air Industries, Inc. (“Horizon”) Jeff Pinneo would receive no salary increase for the 2007 year. At $360,000 per year, Mr. Ayer’s base salary is approximately 40% below market (based on information provided by the Committee’s independent compensation consultant). Similarly, the base pay of the other Named Executive Officers is at least 20% below market.

Third, the Committee approved participation rates for fiscal 2007 under the Company’s short-term incentive plan called the Performance-Based Pay plan (“PBP”), subject to further approval by the Board of Directors, as follows: Mr. Ayer, 100%, and each of the other Named Executive Officers, 75%. Participation rates are expressed as a percentage of base salary for the fiscal year assuming target performance is achieved. The actual amounts paid under the PBP plan may be higher if the performance targets are exceeded or lower (or even 0%) if the targets are not met.

Fourth, the Committee approved the performance criteria pursuant to which awards may be paid to executive officers and other employees participating in the PBP plan for fiscal 2007, as follows. PBP plan participants are eligible to receive PBP plan payments if the Company achieves certain operational and financial performance criteria over the full year. The four measures for 2007 are pre-tax profit (70%), cost per available seat mile excluding fuel (10%), safety as measured by on-the-job injury rates (10%), and employee engagement as measured by employee survey results (10%).

Fifth, the Committee approved grants of stock options, restricted stock units (“RSUs”) and performance stock units under the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”) to each of the Named Executive Officers. The table below presents the number of shares subject to each of these awards:

	Stock Options	RSUs	Performance Units
William S. Ayer	23,800	5,200	10,500
Bradley D. Tilden	12,300	3,200	5,400
Gregg A. Saretsky	12,300	2,700	5,400
Kevin P. Finan	11,500	2,500	5,000
Jeffrey D. Pinneo	10,400	2,300	4,600

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Each stock option was granted with an exercise price equal to $42.85, the closing price of a share of Company common stock on January 31, 2007, and is scheduled to vest in annual installments over a four-year period. The RSUs are scheduled to vest on the third anniversary of the grant date and are payable upon vesting in shares of Company common stock on a one-for-one basis. The performance units will be eligible to vest based on the Company’s average pre-tax profit margin over the three-year period commencing January 1, 2007. The percentage of the performance units that vest may range from 0% to 200%, depending on the Company’s performance during that period. Vested performance units are payable in shares of Company common stock on a one-for-one basis.

In connection with these award grants, the Committee approved forms of agreements for use in evidencing stock options, restricted stock unit and performance stock unit awards granted under the 2004 Plan. These forms are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Finally, the Committee confirmed payouts for 2006 under the PBP Plan. The payouts are based on the Company’s 2006 performance relative to safety, employee engagement, and financial performance goals established by the Committee for the year. As described in more detail below, the Committee exercised its discretion pursuant to the PBP Plan to settle certain 2006 payouts under the Plan in Company common stock (in lieu of a cash payment). The cash amounts of the 2006 payouts under the PBP Plan (before converting the cash bonuses to stock amounts) were as follows: Mr. Ayer, $538,965; Mr. Tilden, $233,531; Mr. Saretsky, $243,204; Mr. Finan, $225,846, and Mr. Pinneo, $209,995. Mr. Pinneo’s payout was made in cash. Each of the other Named Executive’s payout for 2006 was made in ALK common stock (in lieu of payment of the cash amount set forth above for that executive), with the number of shares deliverable to each executive determined by dividing the executive’s cash payout for 2006 (after subtracting the amount of tax withholding required) by $42.85, the per-share closing price of ALK common stock as reported on the New York Stock Exchange on January 31, 2007. The number of shares of ALK common stock actually delivered to each of these executives was as follows: Mr. Ayer, 9,175 shares; Mr. Tilden, 3,915 shares; Mr. Saretsky, 4,085 shares; Mr. Finan, 3,783 shares.

ITEM 9.01.

Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Alaska Air Group, Inc. 2004 Long-Term Incentive Plan Nonqualified Stock Option Agreement

Exhibit 10.2	Alaska Air Group, Inc. 2004 Long-Term Incentive Plan Stock Unit Award Agreement

Exhibit 10.3	Alaska Air Group, Inc. 2004 Long-Term Incentive Plan Performance Stock Unit Award Agreement

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: February 2, 2007

/s/ Keith Loveless
Keith Loveless
Vice President/Legal and Corporate Affairs, General Counsel and Corporate Secretary

/s/ Bradley D. Tilden
Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer

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